                                                                   EXHIBIT 10.23

                                     LEASE


                                    BETWEEN

                       PSW TECHNOLOGIES, INC., AS TENANT

                                      AND

                  BCIA NEW ENGLAND HOLDINGS LLC, AS LANDLORD



                  POINT WEST PLACE, FRAMINGHAM, MASSACHUSETTS



The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

                               TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
ARTICLE 1
     BASIC DATA; DEFINITIONS...........................................................................    1
     -----------------------
     1.1    Basic Data.................................................................................    1
            ----------
     1.2    Definitions................................................................................    3
            -----------
     1.3    Enumeration of Exhibits....................................................................    6
            -----------------------

ARTICLE 2
     PREMISES AND APPURTENANT RIGHTS...................................................................    7
     -------------------------------
     2.1    Lease of Premises..........................................................................    7
            -----------------
     2.2    Appurtenant Rights and Reservations........................................................    7
            -----------------------------------
     2.3    Option to Extend...........................................................................    8
            ----------------

ARTICLE 3
     BASIC RENT........................................................................................    9
     ----------
     3.1    Payment....................................................................................   10
            -------

ARTICLE 4
     COMMENCEMENT AND CONDITION........................................................................   10
     --------------------------
     4.1    Commencement Date..........................................................................   10
            -----------------
     4.2    Preparation of the Premises................................................................   11
            ---------------------------

ARTICLE 5
     USE OF PREMISES...................................................................................   12
     ---------------
     5.1    Permitted Use..............................................................................   12
            -------------
     5.2    Installations and Alterations by Tenant....................................................   13
            ---------------------------------------
     5.3    Extra Hazardous Use........................................................................   15
            -------------------
     5.4    Hazardous Materials........................................................................   15
            -------------------

ARTICLE 6
     ASSIGNMENT AND SUBLETTING.........................................................................   16
     -------------------------
     6.1    Prohibition................................................................................   16
            -----------
     6.2    Acceptance of Rent.........................................................................   17
            ------------------
     6.3    Excess Payments............................................................................   17
            ---------------
     6.4    Landlord's Recapture Right.................................................................   18
            --------------------------
     6.5    Further Requirements.......................................................................   18
            --------------------

                                      (i)

     6.6    Standards for Consent to Assignment and Subletting........................................... 19
            --------------------------------------------------

ARTICLE 7
     RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD.......... 20
     7.1    Landlord Repairs............................................................................. 20
            ----------------
     7.2    Tenant Repairs............................................................................... 21
            --------------
     7.3    Floor Load - Heavy Machinery................................................................. 21
            ----------------------------
     7.4    Utility Services............................................................................. 22
            ----------------
     7.5    Other Services............................................................................... 23
            --------------
     7.6    Interruption of Service...................................................................... 24
            -----------------------

ARTICLE 8
     REAL ESTATE TAXES................................................................................... 25
     -----------------
     8.1    Payments on Account of Real Estate Taxes..................................................... 25
            ----------------------------------------
     8.2    Abatement.................................................................................... 26
            ---------

ARTICLE 9
     OPERATING AND UTILITY EXPENSES...................................................................... 27
     ------------------------------
     9.1    Definitions.................................................................................. 27
            -----------
     9.2    Tenant's Payment of Operating Expenses....................................................... 27
            --------------------------------------

ARTICLE 10
     INDEMNITY AND PUBLIC LIABILITY INSURANCE............................................................ 28
     ----------------------------------------
     10.1   Tenant's Indemnity........................................................................... 28
            ------------------
     10.2   Tenant Insurance............................................................................. 29
            ----------------
     10.3   Tenant's Risk................................................................................ 29
            -------------
     10.4   Waiver of Subrogation........................................................................ 30
            ---------------------

ARTICLE 11
     FIRE, EMINENT DOMAIN, ETC........................................................................... 30
     -------------------------
     11.1   Landlord's Right of Termination.............................................................. 30
            -------------------------------
     11.2   Restoration; Tenant's Right of Termination................................................... 30
            ------------------------------------------
     11.3   Landlord's Insurance......................................................................... 31
            --------------------
     11.4   Abatement of Rent............................................................................ 31
            -----------------
     11.5   Condemnation Award........................................................................... 31
            ------------------

ARTICLE 12
     HOLDING OVER; SURRENDER............................................................................. 32
     -----------------------
     12.1   Holding Over................................................................................. 32
            ------------
     12.2   Surrender of Premises........................................................................ 32
            ---------------------

                                     (ii)

ARTICLE 13
     RIGHTS OF MORTGAGEES; TRANSFER OF TITLE............................................................. 32
     ---------------------------------------
     13.1   Rights of Mortgagees......................................................................... 33
            --------------------
     13.2   Assignment of Rents and Transfer of Title.................................................... 33
            -----------------------------------------
     13.3   Notice to Mortgagee.......................................................................... 34
            -------------------

ARTICLE 14
     DEFAULT; REMEDIES................................................................................... 34
     -----------------
     14.1   Tenant's Default............................................................................. 34
            ----------------
     14.2   Landlord's Remedies.......................................................................... 38
            -------------------
     14.3   Additional Rent.............................................................................. 39
            ---------------
     14.4   Remedying Defaults........................................................................... 40
            ------------------
     14.5   Remedies Cumulative.......................................................................... 40
            -------------------
     14.6   Attorneys' Fees.............................................................................. 40
            ---------------
     14.7   Waiver....................................................................................... 40
            ------
     14.8   Security Deposit............................................................................. 41
            ----------------
     14.9   Landlord's Default........................................................................... 41
            ------------------

ARTICLE 15
     MISCELLANEOUS PROVISIONS............................................................................ 41
     ------------------------
     15.1   Rights of Access............................................................................. 41
            ----------------
     15.2   Covenant of Quiet Enjoyment.................................................................. 42
            ---------------------------
     15.3   Landlord's Liability......................................................................... 42
            --------------------
     15.4   Estoppel Certificate......................................................................... 43
            --------------------
     15.5   Relocation................................................................................... 43
            ----------
     15.6   Brokerage.................................................................................... 43
            ---------
     15.7   Rules and Regulations........................................................................ 43
            ---------------------
     15.8   Invalidity of Particular Provisions.......................................................... 43
            -----------------------------------
     15.9   Provisions Binding, Etc...................................................................... 44
            -----------------------
     15.10  Recording.................................................................................... 44
            ---------
     15.11  Notice....................................................................................... 44
            ------
     15.12  When Lease Becomes Binding; Entire Agreement; Modification................................... 45
            ----------------------------------------------------------
     15.13  Paragraph Headings and Interpretation of Sections............................................ 45
            -------------------------------------------------
     15.14  Dispute Resolution........................................................................... 45
            ------------------
     15.15  Financial Statements......................................................................... 45
            --------------------
     15.16  Waiver of Jury Trial......................................................................... 46
            --------------------
     15.17  Time Is of the Essence....................................................................... 46
            ----------------------
     15.18  Multiple Counterparts........................................................................ 46
            ---------------------
     15.19  Governing Law................................................................................ 46
            -------------

                                     (iii)

EXHIBIT A
     Location Plan of Premises.............................................. A-1

EXHIBIT B
     Site Plan of Building.................................................. B-1

EXHIBIT C
     Commencement Date Letter............................................... C-1

EXHIBIT D
     Operating Expenses..................................................... D-1

EXHIBIT E
     Rules and Regulations of Building...................................... E-1

                                     (iv)

                                   L E A S E
                                   ---------



     THIS LEASE is dated as of January __, 2000 between the Landlord and the Tenant named below, and is of space in the Building described below.


                                    ARTICLE
                            BASIC DATA; DEFINITIONS
                            -----------------------

     1.1  Basic Data.  Each reference in this Lease to any of the following
          ----------
terms shall be construed to incorporate the data for that term set forth in this
Section:

     Landlord: BCIA New England Holdings LLC, a Delaware limited liability company

     Landlord's Address: c/o Boston Capital Institutional Advisors LLC, One Boston Place, Boston, MA 02108

     Tenant: PSW Technologies, Inc., a Delaware corporation

     Tenant's Address:   Building 3, Suite 2000
                         6300 Bridgepoint Parkway
                         Austin, TX 78730
                         Attn: General Counsel

     Property: The land located in Framingham, Massachusetts, together with the Building and other improvements thereon, all as shown on the site plan attached hereto as Exhibit B.
          ---------

     Building: The three-story building commonly known and numbered as 111 Speen Street, shown on the site plan attached hereto as Exhibit B.
                                                        ---------

     Building Rentable Area: Agreed to be 107,984 square feet.

     Premises: The portion of the Building shown on the location plan attached hereto as Exhibit A.
          ---------

     Premises Rentable Area:  Agreed to be 5,290 square feet.

     Basic Rent: The Basic Rent is as follows:

-----------------------------------------------------------------------------
 RENTAL PERIOD                               ANNUAL BASIC RENT   MONTHLY
                                                                 PAYMENT
-----------------------------------------------------------------------------
 From the Rent Commencement Date to the      $158,700.00         $13,225.00
 day immediately preceding the fifth (5th)
 anniversary of the Rent Commencement
 Date.
-----------------------------------------------------------------------------

Notwithstanding the foregoing statement of Basic Rent, in the event that Tenant uses any amount of Landlord's Contribution as reimbursement for the costs of Tenant's Work, Landlord will amortize such amount into equal monthly payments over the period beginning on the date that the next monthly payment of Basic Rent is due from Tenant after Landlord has paid Landlord's Contribution to Tenant and ending on the day immediately prior to the fifth anniversary of the Rent Commencement Date at an interest rate of ten percent (10%) per annum. Such amortized amount shall be added to the monthly Basic Rent and Tenant shall pay such amount to Landlord at the times and in the manner provided in this Lease.

     Base Year for Operating Expenses:  Calendar year 2000.

     Base Year for Taxes:  The twelve month period beginning June 30, 1999.

     Tenant's Proportionate Share: 4.90% (which is based on the ratio of (a) Premises Rentable Area to (b) Building Rentable Area ).

     Security Deposit: $26,450.00, to be held and disposed of as provided in
Section 14.8.

     Scheduled Commencement Date: February 1, 2000.

     Rent Commencement Date: March 1, 2000.

     Term: Five (5) years, commencing on the Commencement Date and expiring at the close of the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date, except that if the Rent Commencement Date is other than the first day of a calendar month, the expiration of the Term shall be at the close of the last day of the calendar month in which such anniversary falls. The Term shall include any extension thereof that is expressly provided for by this Lease and that is effected strictly in accordance with this Lease; if no extension of the Term is expressly provided for by this Lease, no right to extend the Term shall be implied by this provision.

     Initial General Liability Insurance: $2,000,000.00 per occurrence/$3,000,000.00 aggregate (combined single limit) for property damage, bodily injury or death.

     Permitted Uses: Executive and general offices.

     Tenant's Share of Parking Spaces: The number of parking spaces equal to 4.0 spaces for every 1,000 square foot of Premises Rentable Area.

     Cost of Tenant's Electricity for Lights & Plugs: $5,290.00 per year (based on $1.00 per rentable square foot).

     Landlord's Contribution: An amount not to exceed $26,450.00.

     Landlord's Construction Representative: Jan Craig, CB Richard Ellis.

     Tenant's Construction Representative: Shelbi Hearn

     1.2  Definitions. When used in Lease, the capitalized terms set forth
          -----------
below shall bear the meanings set forth below.

     Adequate Assurance: As defined in Section 14.1.

     Adequate Assurance of Future Performance: As defined in Section 14.1.

     Additional Rent: All charges and sums payable by Tenant as set forth in this Lease, other than and in addition to Basic Rent.

     Agent: BCIA Property Management LLC, or such other person or entity from time to time designated by Landlord.

     Alterations: As defined in Section 5.2.

     Bankruptcy Code: As defined in Section 14.1.

     Base Operating Expenses: Actual Operating Expenses for the Base Year for Operating Expenses.

     Base Taxes: Actual Taxes assessed for the Base Year for Taxes.

     Base Year for Operating Expenses: As defined in Section 1.1.

     Base Year for Taxes: As defined in Section 1.1.

     Basic Rent: As defined in Section 1.1.

     Brokers: Spaulding & Slye and Equis Corporation

     Building: As defined in Section 1.1.

     Building Rentable Area: As defined in Section 1.1.

     Business Day: All days except Saturdays, Sundays, and other days when national banks in the state in which the property is located are not open for business.

     Commencement Date: As defined in Section 4.1.

     Common Facilities: As defined in Section 2.2.

     Cost of Tenant's Electricity for Lights & Plugs: As defined in Section 1.1.

     Default of Tenant: As defined in Section 14.1.

     Environmental Condition: Any disposal, release or threat of release of Hazardous Materials on, from or about the Building or the Property or storage of Hazardous Materials on, from or about the Building or the Property.

     Environmental Laws: Any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)2061 et seq., the Federal Clean Water Act, 33 U.S.C. (S)1251, and the Federal Clean Air Act, 42 U.S.C. (S)7401 et seq.

     Essential Services: As defined in Section 7.6.

     Event of Bankruptcy: As defined in  Section 14.1.

     Force Majeure: Collectively and individually, strikes or other labor trouble, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation.

     Holder: As defined in Section 13.1.

     Hazardous Materials: Shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, any "oil," "hazardous material," "hazardous waste," "hazardous substance" or "chemical substance or mixture", as the foregoing terms (in quotations) are defined in any Environmental Laws.

     Initial General Liability Insurance: As defined in Section 1.1.

     Land: The land that constitutes a portion of the Property.

     Landlord: As defined in Section 1.1.

     Landlord's Construction Representative: As defined in Section 1.1.

     Landlord's Contribution: As defined in Section 1.1.

     Landlord's Address: As defined in Section 1.1.

     Mortgage: As defined in Section 13.1.

     Operating Expenses: As defined in Section 9.1.

     Operating Year: As defined in Section 9.1.

     Permitted Uses: As defined in Section 1.1.

     Plans: As defined in Section 4.2.

     Premises: As defined in Section 1.1.

     Premises Rentable Area: As defined in Section 1.1.

     Property: As defined in Section 1.1.

     Recapture Date: As defined in Section 6.4.

     Rent Commencement Date: As defined in Section 1.1.

     Rules and Regulations: As defined in Section 2.2.

     Scheduled Commencement Date: As defined in Section 1.1.

     Security Deposit: As defined in Section 1.1.

     Service Interruption: As defined in Section 7.6.

     Successor: As defined in Section 13.1.

     Taxes: As defined in Section 8.1.

     Tax Year: As defined in Section 8.1.

     Tenant: As defined in Section 1.1.

     Tenant's Address: As defined in Section 1.1.

     Tenant's Construction Representative: As defined in Section 1.1.

     Tenant's Proportionate Share: As defined in Section 1.1.

     Tenant's Removable Property: As defined in Section 5.2.

     Tenant's Work: As defined in Section 4.2.

     Term: As defined in Section 1.1.

     Tenant's Share of Parking Spaces: As defined is Section 1.1.

     Termination Date: As defined in Section 15.5.

     1.3  Enumeration of Exhibits.  The following Exhibits are a part of this
          -----------------------
Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

          Exhibit A - Location Plan of the Premises
          Exhibit B - Site Plan of Buildings
          Exhibit C - Commencement Date Letter
          Exhibit D - Operating Expenses
          Exhibit E - Rules and Regulations


                                   ARTICLE 2
                        PREMISES AND APPURTENANT RIGHTS
                        -------------------------------

     2.1  Lease of Premises.  Landlord hereby leases to Tenant and Tenant hereby
          -----------------
leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth.

     2.2  Appurtenant Rights and Reservations.
          -----------------------------------

          (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with Landlord and others, (i) public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building and the Premises, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; and (ii) the access roads, driveways, parking areas, loading areas, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and other areas or facilities, if any, which are located in or on the Property and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Building (the "Common Facilities"); but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 15.7 (the "Rules and Regulations") and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

          (b) Excepted and excluded from the Premises and the Common Facilities are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Tenant shall be entitled to install any such ceilings or walls only in compliance with the other terms and conditions of this Lease.

          (c) Tenant shall also have the right (subject to the Rules and Regulations) to use, on a non-exclusive, unreserved basis, Tenant's Share of Parking Spaces.

          (d) Landlord shall cause Tenant's name to be listed on the building directory in the Building lobby.


     2.3  Option to Extend.
          ----------------

          (a) Provided that, at the time of such exercise, (i) this Lease is in full force and effect, (ii) no Default of Tenant shall have occurred and be continuing (either at the time of exercise or at the commencement of an Extended
Term), (iii) Tenant shall not have paid any amount of Basic Rent or Additional Rent after the due date therefor twice in the prior twelve (12) month period, and (iv) Tenant shall then be occupying the entire Premises and shall not have assigned or sublet the Premises, Tenant shall have the right and option to extend the Term of this Lease for one (1) extended term (the "Extended Term") of five (5) years by giving written notice to Landlord not later than nine (9) months nor earlier than twelve (12) months prior to the expiration date of the Initial Term. The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the Initial Term, and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall commence on the day immediately succeeding the expiration date of the Initial Term, and shall end on the day immediately preceding the fifth anniversary of the first day of the Extended Term. The Extended Term shall be on all the terms and conditions of this Lease, except: (i) during the Extended Term, Tenant shall have no further option to extend the Term, and (ii) the Basic Rent for the Extended Term shall be the greater of (x) the Fair Market Rental Value for the Premises as of the commencement of the Extended Term, determined pursuant to paragraph (b), or (y) the Basic Rent due for the last year of the Initial Term.

     (b) Promptly after receiving Tenant's notice extending the Term of this Lease pursuant to paragraph (a) above, Landlord shall provide Tenant with Landlord's good faith estimate of the Fair Market Rental Value of the Premises for the Extended Term based upon rents being paid by tenants renewing leases in the area in which the Property is located. If Tenant is unwilling to accept Landlord's estimate of Fair Market Rental Value as set forth in Landlord's notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, then Landlord and Tenant shall, not later than thirty (30) days after the expiration of the aforesaid thirty (30) day period, each retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing commercial real estate in the greater Boston area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her determination of the Fair

Market Rental Value for such Extended Term. Landlord and Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report within sixty (60) days after Tenant receives Landlord's notice, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the greater of (i) the annual Basic Rent in effect immediately preceding such Extended Term or (ii) the average of the two determinations shall be deemed to be the Fair Market Rental Value for such Extended Term. If the lower determination is not within ten percent (10%) of the higher determination, then Landlord and Tenant shall mutually select a person with the qualifications stated above (the "Final Professional") to resolve the dispute as to the Fair Market Rental Value for such Extended Term. If Landlord and Tenant cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, Landlord and Tenant shall each submit to the Final Professional a copy of their respective real estate professional's determination of the Fair Market Rental Value for such Extended Term. The Final Professional shall not perform his or her own valuation, but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the Fair Market Rental Value for such Extended Term which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to Landlord and Tenant and such decision shall be final and binding upon Landlord and Tenant, provided, however, in no event shall the Fair Market Rental Value be less than the annual Basic Rent in effect immediately preceding such Extended Term. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the parties shall each pay one-half of the fees and expenses of the Final Professional.

                                   ARTICLE 3
                                  BASIC RENT
                                  ----------

     3.1  Payment.
          -------

          (a) Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Rent Commencement Date, without offset, abatement (except as provided in Section 11.1), deduction or demand. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord's Address or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent or any regularly scheduled payment of Additional Rent is not paid within three (3) days of when due, Tenant shall pay, in addition to any charges under Section 14.4, at Landlord's request an administrative fee equal to 5% of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

          (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.


                                   ARTICLE 4
                          COMMENCEMENT AND CONDITION
                          --------------------------

     4.1  Commencement Date.  The Commencement Date shall be the first to occur
          -----------------
of:

          (a) the Scheduled Commencement Date set forth in Section 1.1 hereof,
                                                           -----------
or

          (b) the day Tenant's personnel occupy all or any part of the Premises for the conduct of its business prior to the Scheduled Commencement Date.

Promptly upon the occurrence of the Commencement Date, Landlord and Tenant shall enter into a letter agreement substantially in the form annexed hereto as Exhibit C, but the failure by either party to execute such a letter shall have
---------
no effect on the Commencement Date, as hereinabove determined.

     4.2  Preparation of the Premises.
          ---------------------------

          (a) Tenant is currently preparing, at its sole cost and expense, plans for the layout of the improvements which Tenant desires to have performed in the Premises (the "Tenant's Plans"). Tenant's Plans shall be submitted to Landlord for its approval no later than the date of execution of this Lease and Landlord shall approve or disapprove of Tenant's Plans within five (5) Business Days of receiving them. Any disapproval shall be accompanied by a reasonably specific statement of reasons therefor. At Tenant's sole cost and expense, Tenant shall cause Tenant's Plans to be revised in a manner sufficient to remedy the Landlord's objections and/or respond to the Landlord's concerns and for such revised plans to be redelivered to Landlord, and Landlord shall either approve or disapprove Tenant's revised plans within five (5) Business Days following the date of submission. Tenant's Plans shall be stamped by a Massachusetts-registered architect and engineer, such architect and engineer being subject to

Landlord's approval, and shall comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the Americans with Disabilities Act of 1990, and the regulations promulgated thereunder) and the requirements of the Rules and Regulations and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits, approvals and licenses required for construction. If Tenant's Plans shall not be approved by the Landlord by June 1, 2000 (the "Final Plans Date"), Landlord shall have the right, without limitation of other rights or remedies, to terminate this Lease by giving notice thereof to the Tenant at any time after the Final Plans Date (such termination right to end if such time, if any, and Landlord approves Tenant's Plans). Upon such termination, this Lease shall cease and come to an end in accordance with the terms of such notice and without further obligation or liability on the part of either party, except that Tenant shall pay to Landlord the damages suffered by Landlord by reason of such termination including, without limitation, an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees through the effective termination date.

          (b) Promptly after approval of Tenant's Plans and execution of this lease by both parties, Tenant shall exercise all reasonable efforts to complete the work specified therein necessary to prepare the Premises for Tenant's occupancy ("Tenant's Work") and Landlord shall afford Tenant access to the Premises for such purposes, provided, however, that such right of access shall be upon all of the terms and conditions of this Lease except for the payment of Basic Rent and Additional Rent. All Tenant's Work shall be completed in accordance with the requirements set forth in the Rules and Regulations. Landlord shall reimburse Tenant for the costs incurred by the Tenant with respect to the performance of Tenant's Work (the "Cost of Tenant's Work") up to the amount of Landlord's Contribution. To the extent that the Cost of Tenant's Work exceeds the Landlord's Contribution, Tenant shall be entirely responsible for such excess. Landlord's Contribution shall be payable by Landlord to Tenant (or, at Landlord's election, directly to Tenant's contractor) upon written requisition to Landlord in installments according to reasonable construction disbursement procedures, as Tenant's Work progresses. In any case, prior to payment of any such installment Tenant shall deliver to Landlord a written request, which request shall be given no more frequently than once every thirty
(30) days, for such disbursement, which shall be accompanied by: (i) invoices for Tenant's Work covered by any previous requisition; (ii) copies of partial lien waivers or final lien waivers (in the case of a final installment); and
(iii) a certificate signed by the Tenant's architect and an officer of the Tenant certifying that Tenant's Work represented by the aforementioned invoices has been completed substantially in accordance with Tenant's Plans and that the remaining portion of Landlord's Contribution is sufficient to pay in full for the completion of Tenant's Work. If at any time the amount of Landlord's Contribution is insufficient to pay for the remaining amount of Tenant's Work, then Tenant shall pay from its own funds all further sums necessary to enable Tenant and Tenant's architect to again make the certification required under
(iii) above.

          (c) The Premises are being leased in their as is condition. The Premises are being leased without representation or warranty by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and, except for Tenant's Work, has found them satisfactory.

                                   ARTICLE 5
                                USE OF PREMISES
                                ---------------

     5.1  Permitted Use.
          -------------

          (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other use without Landlord's express written consent.

          (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

               (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with the Rules and Regulations established by Landlord therefor;

               (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to sign standards for the building adopted by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building (and, in the case of multi-tenant floors, in that floor's elevator lobby) in which will be placed Tenant's name and the location of the Premises in the Building;

               (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

               (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, including, without limitation, the Americans With Disabilities Act of 1990 and the regulations of the Massachusetts Architectural Access Board; and

               (v)  Tenant shall not abandon the Premises.

     5.2  Installations and Alterations by Tenant.
          ---------------------------------------

          (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements (collectively, "Alterations") in or to the Premises (including any Alterations, other than Landlord's Work, necessary for Tenant's initial occupancy of the Premises) without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-structural Alterations that do not affect or involve the Building's electrical, plumbing or mechanical systems or any other Building systems. Notwithstanding the foregoing, Tenant may make non-structural Alterations that do not affect or involve the Building's electrical, plumbing or mechanical systems or any other Building systems and costing less than $5,000.00 without Landlord's prior consent. Any Alterations shall be in accordance with the Rules and Regulations in effect with respect thereto and with plans and specifications meeting the requirements set forth in the Rules and Regulations and approved in advance by Landlord. All work shall be
(i) be performed in a good and workmanlike manner and in compliance with all applicable laws, ordinances and regulations; (ii) be made at Tenant's sole cost and expense; (iii) become part of the Premises and the property of Landlord; and
(iv) be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or interfere with the construction or operation of the Building. At Landlord's request, Tenant shall, before its work is started, secure assurances satisfactory to Landlord in its reasonable discretion protecting Landlord against claims arising out of the furnishing of labor and materials for the Alterations.

     If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

          (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

          (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of

Landlord in and to the Premises, the Building or the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Property and immediately to discharge any such liens which may so attach. If, notwithstanding the foregoing, any lien is filed against all or any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any alterations, additions or improvements by or on behalf of Tenant to the Premises under this Section, which obligation shall survive the expiration or termination of this Lease.

          (d) In the course of any work being performed by Tenant (including, without limitation, the "field installation" of any Tenant's Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in the Building or on the Property or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with or are controlled by Landlord or, if Landlord is a partnership or limited liability company, by any partner or member of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building or on the Property pursuant to arrangements made by Landlord.

      5.3 Extra Hazardous Use.  Tenant covenants and agrees that Tenant will not
          -------------------
do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for the Permitted Uses. If the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Property increases as a result of any act or activity on or use of the Premises during the Term or payment by the insurer of any claim arising from any act or neglect of Tenant, its employees, agents, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as Additional Rent.

     5.4  Hazardous Materials.
          -------------------

          (a) Tenant may use chemicals such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in business offices in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises. Tenant shall not use, store, handle, treat, transport, release or dispose of any other Hazardous Materials on or about the Premises or the Property without Landlord's prior written consent, which Landlord may withhold or condition in Landlord's sole discretion.

          (b) Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Property and Tenant's use of the Premises shall comply with all applicable Environmental Laws.

          (c) Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any liabilities, losses claims, damages, interest, penalties, fines, attorneys' fees, experts' fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant's agents, employees, contractors or invitees.

          (d) Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises or the Property, and (ii) any Environmental Condition of which Tenant is aware.

                                   ARTICLE 6
                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     6.1  Prohibition.
          -----------

          (a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting by

Tenant or any person acting on behalf of Tenant, without, in each case, the prior written consent of Landlord. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of the Basic Rent or Additional Rent under this Lease; and/or (y) a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Article 6. The provisions of this paragraph (a) shall apply to a transfer (by one or more transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Article.

          (b) The provisions of paragraph (a) shall not apply to either (x) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant's assets are transferred, or (y) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided that in any such event:

               (i) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease,

               (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and

               (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

     6.2  Acceptance of Rent.  If this Lease be assigned, or if the Premises or
          ------------------
any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of

Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular assignment, subletting or occupancy or other act for which Landlord's consent is required under paragraph (a) of Section 6.1 shall not in any way diminish the prohibition stated in paragraph (a) of Section 6.1 as to any further such assignment, subletting or occupancy or other act or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor. Landlord may revoke any consent by Landlord to a particular assignment, subletting or occupancy if the assignment or sublease does not provide that the assignee, subtenant or other occupant agrees to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

     6.3  Excess Payments.  If Tenant assigns this Lease or sublets the Premises
          ---------------
or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such assignment or subletting, net of reasonable expenses actually incurred by Tenant in connection with such assignment or subletting, exceeds (b) in the case of an assignment, the Basic Rent and Additional Rent under this Lease, and in the case of a subletting, the portion of the Basic Rent and Additional Rent allocable to the portion of the Premises subject to such subletting. Such payments shall be made on the date the corresponding payments under this Lease are due. Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting of all or a portion of the Premises.

     6.4  Landlord's Recapture Right.  Notwithstanding anything herein to the
          --------------------------
contrary, in addition to withholding or granting consent with respect to any proposed assignment of this Lease or proposed sublease of all or a portion of the Premises, Landlord shall have the right, to be exercised in writing within thirty (30) days after Tenant has given Landlord written notice that Tenant intends to assign this Lease or sublease all or any portion of the Premises, to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease). In the case of a proposed assignment, this Lease shall terminate as of the date (the "Recapture Date") which is sixty (60) days after the date of Landlord's election as if such date were the last day of the Term of this Lease. If Landlord exercises the rights under this Section in connection with a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Basic Rent and Additional Rent shall be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date.

     6.5  Further Requirements.  Tenant shall reimburse Landlord on demand, as
          --------------------
Additional Rent, for any out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described in paragraph (a) of Section 6.1, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord gives its consent shall not be valid or binding on Landlord unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion and a fully executed counterpart of such sublease has been delivered to Landlord. In the event that Landlord consents to any sublease under the provisions of this Article, the sublease shall provide that: (i) the term of the sublease must end no later than one day before the last day of the Term of this Lease; (ii) such sublease is subject and subordinate to this Lease; (iii) Landlord may enforce the provisions of the sublease, including collection of rents; and (iv) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord, but nevertheless Landlord shall not
(A) be liable for any previous act or omission of Tenant under such sublease;
(B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.

     6.6  Standards for Consent to Assignment and Subletting.   In the event
          --------------------------------------------------
Landlord does not exercise its option pursuant to Section 6.4 to recapture the Premises or terminate this Lease in whole or in part and providing that Tenant is not in default of any of Tenant's obligations under this Lease, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

               (i) In Landlord's judgment the proposed assignee or subtenant is engaged in a business which is in keeping with the then standards of the Building and Property and the proposed use is limited to the Permitted Use expressly permitted under Section 1.1 and will not violate any negative covenant as to use contained in any other lease of space in the Property;

               (ii) The proposed assignee or subtenant is a reputable person or entity with sufficient financial worth considering the responsibility involved, based on evidence provided by Tenant (and others) to Landlord, as determined by Landlord in its reasonable discretion;

               (iii) Neither (a) the proposed assignee or sublessee nor (b) any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person or entity who controls the proposed assignee or sublessee, is then an occupant of any part of the Property;

               (iv) The proposed assignee or sublessee is not a person or entity with whom Landlord is then negotiating to lease space at the Property;

               (v) The proposed sublease or assignment shall be in form satisfactory to Landlord and shall comply with the applicable provisions of this Article 6;

               (vi) There shall not be more than two business entities with a sublease of the Premises;

               (vii) The amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the Premises as determined by Landlord in its sole discretion, reasonably exercised; and

               (viii) Tenant shall not have (a) advertised or publicized in any way the availability of the Premises without prior notice to and approval by Landlord, or (b) listed the Premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the greater of (1) the Annual Basic Rent and Additional Rent then payable hereunder for such space, or (2) the Annual Basic Rent and Additional Rent at which Landlord is then offering to lease other space in the Building.


                                   ARTICLE 7
                   RESPONSIBILITY FOR REPAIRS AND CONDITION
               OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD
               -------------------------------------------------

     7.1  Landlord Repairs.
          ----------------

          (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems installed at Tenant's request or as a result of Tenant's requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall also keep and maintain all Common Facilities in a good and clean order, condition and repair, free of snow and ice and accumulation of dirt and rubbish, and shall keep and maintain all landscaped areas in the Complex in a neat and orderly condition. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

          (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

     7.2  Tenant Repairs.
          --------------

          (a) Tenant will keep the Premises and every part thereof neat and clean, and will maintain the same in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall comply with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of governmental agencies having jurisdiction, and the standards recommended by the local Board of Fire Underwriters applicable to Tenant's use and occupancy of the Premises, and shall, at Tenant's expense, obtain all permits, licenses and the like required thereby. Subject to Section 10.4 regarding waiver of subrogation, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom).

          (b) If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to make the repairs, upon not less than ten (10) days' prior written notice (except that no notice shall be required in the event of an emergency), Landlord may make or cause such repairs to be made (but shall not be required to do so), and the provisions of Section 14.4 shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason of Landlord's making such repairs.

     7.3  Floor Load - Heavy Machinery.
          ----------------------------

          (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

          (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

      7.4 Utility Services.
          ----------------

          (a) Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation and an electrical load not exceeding 3.0 watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect for the Building upon demand as Additional Rent. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, and the cost of such supplementary systems shall be payable by Tenant to Landlord upon demand as Additional Rent.

          (b) Tenant shall be responsible for the payment of all utilities used and consumed in the Premises. Tenant shall pay for all separately metered utilities used and consumed in the Premises directly to the provider thereof. Landlord shall charge Tenant the Cost of Tenant's Electricity for Lights and Plugs set forth in Section 1.1 above, plus Tenant's Proportionate Share of the electricity and natural gas used in connection with the HVAC system for the Building. Tenant shall pay Landlord such amounts as Additional Rent hereunder within thirty (30) days after receipt of each such invoice. The obligation to pay for electricity used and consumed in the Premises during the last month of the Term hereof shall survive expiration of the Term.

Landlord shall purchase and install, at Tenant's expense, all lamps, tubes, bulbs, starters and ballasts. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse effect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than personal computers, facsimile transceivers, typewriters, pencil sharpeners, adding machines, photocopiers, word and data processors, clocks, radios, hand-held or desk top calculators, dictaphones, desktop computers and other similar small electrical equipment normally found in business offices and not drawing more than 15 amps at 120/208 volts.

          (c) From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which survey shall be conclusively binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (b), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey and the cost, as determined by such consultant, of electricity usage in excess of such requirements as Additional Rent.

      7.5 Other Services.
          --------------

          Landlord shall also provide:

          (a) Passenger elevator service from the existing passenger elevator system in common with Landlord and others entitled thereto.

          (b) Warm water for lavatory purposes and cold water (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof as Additional Rent upon demand and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in the event Tenant fails timely to make any such payment, Landlord may pay such charges and collect the same from Tenant upon demand as Additional Rent.

          (c) Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, substantially in accordance with the cleaning standards from time to time in effect for the Building.

          (d) Access to the Premises at all times, subject to security precautions from time to time in effect, if any, and subject always to restrictions based on emergency conditions.

If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with

Landlord and after obtaining Landlord's consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant's property, and for that of Tenant's employees, agents, contractors and invitees, and, without in any way limiting the operation of Article 10 hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

      7.6 Interruption of Service.
          -----------------------

          (a) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, or other portions of the Property, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord reasonably exercised desirable or necessary, or when prevented from supplying such services or use due to any act or neglect of Tenant or Tenant's agents employees, contractors or invitees or any person claiming by, through or under Tenant or by Force Majeure, including, but not limited to, strikes, lockouts, difficulty in obtaining materials, accidents, laws or orders, or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. Except as set forth in paragraph (b) below, no diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Except as set forth in paragraph (b) below, failure or omission on the part of Landlord to furnish any of the foregoing services or use as provided in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

          (b) Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, except any of the same due to any act or neglect of Tenant or Tenant's agents employees, contractors or invitees or any person claiming by, through or under Tenant (any such interruption of an Essential Service being hereinafter referred to as a "Service Interruption"), and (ii) such Service Interruption occurs or continues as a result of the negligence or a wrongful conduct of the Landlord or Landlord's agents, servants, employees or contractors, and (iii) such Service Interruption continues for more than fifteen (15) Business

Days after Landlord shall have received notice thereof from Tenant, and (iv) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day's Basic Rent for each day during which such Service Interruption continues after such thirty (30) Business Day period; provided, however, that if any part of the Premises is reasonably useable for Tenant's normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent and Additional Rent shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph (b) shall be Tenant's sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term "Essential Services" shall mean the following services: access to the Premises, water and sewer/septic service and electricity, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Any abatement of Basic Rent under this paragraph shall apply only with respect to Basic Rent allocable to the period after each of the conditions set forth in subsections (i) through (iv) hereof shall have been satisfied and only during such times as each of such conditions shall exist.


                                   ARTICLE 8
                               REAL ESTATE TAXES
                               -----------------

      8.1 Payments on Account of Real Estate Taxes.
          ----------------------------------------

          (a) "Tax Year" shall mean a twelve-month period commencing on July 1 and falling wholly or partially within the Term, and "Taxes" shall mean (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof, or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership, development, leasing, operation or use of the Property or any portion thereof; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Base Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; and (iv) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes, provided Landlord prevails in such abatement proceeding; but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. There shall be excluded from Taxes all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term "Taxes" for the purposes of this Article.

           (b) In the event that Taxes during any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as Additional Rent, an amount equal to (i) the excess of Taxes for such Tax Year over Base Taxes, multiplied by (ii) Tenant's Proportionate Share, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term expires.

          (c) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

      8.2 Abatement. If Landlord shall receive any tax refund or reimbursement
          ---------
of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord's expenses in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term,) multiplied by Tenant's Proportionate Share; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any year are less than Base Taxes or if Base Taxes are abated. If Landlord shall receive a tax refund or reimbursement with respect to the Base Taxes, Landlord shall advise Tenant of the amount thereof and Tenant shall pay to Landlord, within thirty (30) days after being so advised by Landlord, the difference between the reduced Base Taxes and the amounts previously paid by Tenant for each applicable prior Tax Year in the Term, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.


                                   ARTICLE 9
                        OPERATING AND UTILITY EXPENSES
                        ------------------------------

      9.1 Definitions.  "Operating Year" shall mean each calendar year all or
          -----------
any part of which falls within the Term, and "Operating Expenses" shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property, all as set forth in Exhibit D attached hereto, provided that if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of the Building was occupied by tenants or Landlord was not supplying all tenants with the services being supplied under this Lease, actual Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

      9.2 Tenant's Payment of Operating Expenses.
          --------------------------------------

          (a) In the event that for any Operating Year Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as Additional Rent, an amount equal to (i) such excess Operating Expenses multiplied by (ii) Tenant's Proportionate Share, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends.

          (b) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.


                                  ARTICLE 10
                    INDEMNITY AND PUBLIC LIABILITY INSURANCE
                    ----------------------------------------

      10.1 Tenant's Indemnity. Except to the extent arising from the gross
           ------------------
negligence or willful misconduct of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless Landlord and Landlord's partners, members, shareholders, officers, directors, managers, employees, agents and contractors from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage whatsoever to any person, or to property of any person, occurring outside of the Premises but on or about the Property, where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Tenant or Tenant's agents, employees, contractors, invitees or sublessees; or (iii) the use or occupancy of the Premises or of any business conducted therein, and, in any case, occurring after the Commencement Date until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

      10.2 Tenant Insurance. Tenant agrees to maintain in full force from the
           ----------------
date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Agent (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Tenant may satisfy such insurance requirements by including the Premises in a so-called "blanket" and/or "umbrella" insurance policy, provided that the amount of coverage allocated to the Premises shall fulfill the requirements set forth herein. Each policy required hereunder shall be non-cancelable and non-amendable with respect to Landlord, Agent and Landlord's said designees without thirty
(30) days' prior notice, shall be written on an "occurrence" basis, and shall be in at least the amounts of the Initial General Liability Insurance specified in
Section 1.1 or such greater amounts as Landlord in its reasonable discretion shall from time to time request, and a duplicate original or certificates thereof satisfactory to Landlord, together with a photocopy of the entire policy, shall be delivered to Landlord.

      10.3 Tenant's Risk. Tenant agrees to use and occupy the Premises and to
           -------------
use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. Landlord shall not be liable to Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the gross negligence or willful misconduct of Landlord or Landlord's agents, contractors or employees. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord's insurers shall in any manner be held responsible therefor. Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant's business. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's

Removable Property and any Alterations made by Tenant pursuant to Section 5.2, to the extent that the same have not become the property of Landlord.

      10.4 Waiver of Subrogation. The parties hereto shall each procure an
           ---------------------
appropriate clause in, or endorsement on, any property insurance policy on the Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.


                                  ARTICLE 11
                          FIRE, EMINENT DOMAIN, ETC.
                          --------------------------

      11.1 Landlord's Right of Termination. If the Premises or the Building are
           -------------------------------
substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within ninety (90) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      11.2 Restoration; Tenant's Right of Termination. If the Premises or the
           ------------------------------------------
Building are damaged by fire or other casualty, and this Lease is not terminated pursuant to Section 12.1, Landlord shall thereafter use reasonable efforts to restore the Building and the Premises (excluding any Alterations made by Tenant pursuant to Section 5.2) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the ninety-day period referred to in Section 11.1 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration due to Force Majeure, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such thirty-day period,

Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration, and time shall be of the essence with respect thereto.

      11.3 Landlord's Insurance. Landlord agrees to maintain in full force and
           --------------------
effect, during the Term of this Lease, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than 80% of the actual insurable cash value of the Building (excluding footings and foundations). Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.

      11.4 Abatement of Rent. If the Premises or the Building are damaged by
           -----------------
fire or other casualty, Basic Rent and Additional Rent payable by Tenant shall abate proportionately for the period during which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant's use of all or an undamaged portion of the Premises due to such damage, but such abatement or reduction shall end if and when Landlord shall have substantially completed sufficient restoration that Tenant is reasonably able to use the Premises and the Premises are in substantially the condition in which they were prior to such damage (excluding any Alterations made by Tenant pursuant to Section 5.2). If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from any fire or other casualty or eminent domain.

      11.5 Condemnation Award. Landlord shall have and hereby reserves and
           ------------------
excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking, by exercise of the right of eminent domain, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.


                                  ARTICLE 12
                            HOLDING OVER; SURRENDER
                            -----------------------

     12.1  Holding Over. Any holding over by Tenant after the expiration of
           ------------
the Term of this Lease shall be treated as a daily tenancy at sufferance at a rental equal to one hundred and fifty percent (150%) of the Basic Rent then in effect plus the Additional Rent herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term hereof, elect to treat such holding over as a renewal of one (1) year, to be on the terms and conditions set forth in this Section.

     12.2  Surrender of Premises. Upon the expiration or earlier termination
           ---------------------
of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as hereinafter provided), excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility to repair or restore. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

                                  ARTICLE 13
                    RIGHTS OF MORTGAGEES; TRANSFER OF TITLE
                    ---------------------------------------

     13.1  Rights of Mortgagees. This Lease shall be subject and subordinate
           --------------------
to the lien and terms of any mortgage, deed of trust or ground lease or similar encumbrance (collectively, a "Mortgage", and the holder thereof from time to time the "Holder") from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, unless the Holder shall elect otherwise. If this Lease is subordinate to any Mortgage and the Holder or any other party shall succeed to the interest of Landlord pursuant to the Mortgage (such Holder or other party, a "Successor"), at the election of the Holder or Successor, Tenant shall attorn to the or Successor and this Lease shall continue in full force and effect between the Holder or Successor and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as the Holder or Successor reasonably may request, and Tenant hereby appoints the Holder or Successor as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with the Holder's or Successor's request.

     13.2  Assignment of Rents and Transfer of Title.
           -----------------------------------------

           (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

           (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

           (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

      13.3 Notice to Mortgagee.  After receiving notice from Landlord of any
           -------------------
Holder of a Mortgage which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Holder (provided Tenant shall have been furnished with the name and address of such Holder), and the curing of any of Landlord's defaults by such Holder shall be treated as performance by Landlord.

                                  ARTICLE 14
                               DEFAULT; REMEDIES
                               -----------------

     14.1  Tenant's Default.
           ----------------

            (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                (i) Tenant shall fail to pay the Basic Rent or Additional Rent hereunder when due and such failure shall continue for five (5) Business Days after notice to Tenant from Landlord; or

                (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity (and in any event, within ninety (90) days after the notice described in this subparagraph (ii)); or

                (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                (iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                (v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

                (vi) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

               (vii) If: (x) Tenant shall fail to pay the Basic Rent or Additional Rent hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or (ii) above; or (y) a Default of Tenant of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default of Tenant after the applicable grace period has expired; and the same or a similar
                                                    ---
     failure shall occur more than once within the next 365 days (whether or not such similar failure is cured within the applicable grace period); or

               (viii) The occurrence of any of the events described in paragraphs (a)(iv)-(a)(vi) with respect to any guarantor of all or any portions of Tenant's obligations under this Lease;

then in any such case Landlord may terminate this Lease as hereinafter provided.

          (b) For purposes of clause (a)(v) above, an "Event of Bankruptcy" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "Bankruptcy Code" means 11 U.S.C (S)101, et seq.. If an Event of
                                                  -------
Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within sixty (60) days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original sixty-day period):

               (i) file a motion to assume the Lease with the appropriate court;

               (ii) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

          (A) cure all Defaults of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within ten (10) days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within thirty (30) days from the date of the assumption;

          (B) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within ten (10) days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

          (C) provide Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant's obligations under this Lease; and

          (D) deliver to Landlord a written statement that the conditions herein have been satisfied.

          (c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

               (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

               (ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant's "property of the estate," as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee's or debtor-in-possession's obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above.

          (d) For purposes only of paragraph (b) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

               (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of Escalation Charges;

               (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Escalation Charges;

               (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

               (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder.

          (e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

          (f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

               (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; and

               (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness.

     14.2 Landlord's Remedies.
          -------------------

          (a) Upon the occurrence of a Default of Tenant, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five
(5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided..

          (b) If this Lease shall have been terminated as provided in this Article, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

          (c) If this Lease shall have been terminated as provided in this Article, Tenant shall pay the Basic Rent and Additional Rent up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent and Additional Rent payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if this Lease provides that Tenant was entitled to occupy the Premises for any period of time without paying Basic Rent, the amount of Basic Rent that Tenant would have paid for any such period. Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

          (d) At any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent and Additional Rent which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and

Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

          (e) In case of any Default of Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and
(ii) make such alterations, repairs and decorations in the Premises as Landlord considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     14.3 Additional Rent.  If Tenant shall fail to pay when due any sums under
          ---------------
this Lease designated as an Escalation Charge or other Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

     14.4 Remedying Defaults.  Landlord shall have the right, but shall not be
          ------------------
required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at The First National Bank of Boston or its successor(but in no event less than 18% per annum), as Additional Rent. Any payment of Basic Rent and Additional Rent payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at The First National Bank of Boston or its successor (but in no event less than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as Additional Rent.

     14.5 Remedies Cumulative.  The specified remedies to which Landlord may
          -------------------
resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     14.6 Attorneys' Fees.  In the event of any litigation by the parties
          ---------------
concerning this Lease and enforcement of obligations hereunder, the prevailing party shall be entitled to recover from the opposing party reasonable attorneys fees and other expenses of litigation.

     14.7 Waiver.
          ------

          (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

          (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

     14.8 Security Deposit.  If a security deposit is specified in Section 1.1
          ----------------
hereof, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time, without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately upon demand deposit with Landlord the amount so applied to be held as security hereunder. Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time, provided that there is then existing no Default of Tenant (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute a Default of Tenant). While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

     14.9 Landlord's Default.  Landlord shall in no event be in default under
          ------------------
this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

                                  ARTICLE 15
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     15.1 Rights of Access.  Landlord  and Agent shall have the right to enter
          ----------------
the Premises at all reasonable hours for the purpose of inspecting the Premises, doing maintenance or making repairs or otherwise exercising its rights or fulfilling its obligations under this Lease, and Landlord and Agent also shall have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property.

     15.2 Covenant of Quiet Enjoyment.  Subject to the terms and conditions of
          ---------------------------
this Lease, on payment of the Basic Rent and Additional Rent and observing, keeping and performing all of the other terms and conditions of this Lease on Tenant's part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

     15.3 Landlord's Liability.
          --------------------

          (a) Tenant agrees to look solely to Landlord's equity interest in the Property at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord nor any successor of Landlord shall be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

          (b) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

          (c) Where provision is made in this Lease for Landlord's consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys' fees and costs, if any) in connection therewith.

          (d) Any repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

     15.4 Estoppel Certificate.  Tenant shall, at any time and from time to
          --------------------
time, upon not less than ten (10) business days prior written notice by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate containing such statements of fact as Landlord reasonably requests.

     15.5 Relocation. Landlord reserves the right to relocate Tenant, upon prior
          ----------
written notice, to other comparable space within the Building at Landlord's sole cost and expense at any time during the Lease Term; provided, however, that Landlord shall pay all reasonable costs of moving Tenant to such other space including the breakdown, move and set-up of furniture and equipment, moving files, and replacing stationery and signage with substantially equivalent materials.

     15.6 Brokerage.  Tenant warrants and represents that Tenant has dealt with
          ---------
no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker).

     15.7 Rules and Regulations.  Tenant shall abide by the Rules and
          ---------------------
Regulations from time to time established by Landlord, it being agreed that such Rules and Regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all Rules and

Regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such Rules and Regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in Exhibit E.

     15.8   Invalidity of Particular Provisions.  If any term or provision of
            -----------------------------------
this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     15.9   Provisions Binding, Etc.  Except as herein otherwise provided, the
            -----------------------
terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and,
           ----
if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent to assignment by Tenant.

     15.10  Recording.  Tenant agrees not to record this Lease, but, if the Term
            ---------
of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a notice of lease in recordable form and complying with applicable law. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At Landlord's request, promptly upon expiration of or earlier termination of the Term, Tenant shall execute and deliver to Landlord a release of any document recorded in the real property records for the location of the Property evidencing this Lease, and Tenant hereby appoints Landlord Tenant's attorney-in-fact, coupled with an interest, to execute any such document if Tenant fails to respond to Landlord's request to do so within fifteen (15) days. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term.

     15.11  Notice.  All notices or other communications required hereunder
            ------
shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following address:

            (a)   if to Landlord at Landlord's Address, to the attention of Karl
                  W. Weller.

            (b) if to Tenant, at Tenant's Address, to the attention of General Counsel, and after the Commencement Date, at the Premises, with a copy to Tenant's Address.

     Where receipt of notice or other communication shall be conclusively established by either (i) return of a return receipt indicating that the notice has been delivered; or (ii) return of the letter containing the notice with an indication from the courier or postal service that the addressee has refused to accept delivery of the notice. Either party may change its address for the giving of notices by notice given in accordance with this Section.

     15.12  When Lease Becomes Binding; Entire Agreement; Modification.  The
            ----------------------------------------------------------
submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

     15.13  Paragraph Headings and Interpretation of Sections.  The paragraph
            -------------------------------------------------
headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

     15.14  Dispute Resolution.  In the event of a dispute between Landlord and
            ------------------
Tenant pursuant to this Lease (other than a dispute relating to the payment of Basic Rent and Additional Rent the parties agree that prior to pursuing other available remedies (excluding giving notices of default), they will attempt to directly negotiate resolution of their dispute. If negotiation is unsuccessful, then they agree to participate in at least three hours of mediation to be facilitated by a mediator mutually acceptable to them under the mediation procedures set by the mediator. The mediation session shall be conducted within thirty (30) days of the date on which the mediator receives the request to mediate. The costs of such mediation shall be shared equally by the parties.

     15.15  Financial Statements. Tenant shall, without charge therefor, at any
            --------------------
time, within ten (10) days following a request by Landlord, deliver to Landlord, or to any other party designated by Landlord, a true and accurate copy of Tenant's most recent financial statements. All requests made by Tenant regarding subleases or assignments must be accompanied by the most recent financial statement of Tenant's prospective subtenant or prospective assignee.

     15.16  Waiver of Jury Trial.  Landlord and Tenant hereby each waive trial
            --------------------
by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

     15.17  Time Is of the Essence.  Time is of the essence of each provision of
            ----------------------
this Lease.

     15.18  Multiple Counterparts.  This Lease may be executed in multiple
            ---------------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     15.19  Governing Law.  This Lease shall be governed by the laws of the
            -------------
state in which the Property is located.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the date first set forth above.

                                   LANDLORD:

                                   BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                                   By:  BCIA NEW ENGLAND HOLDINGS MASTER LLC, a
                                        Delaware limited liability company, its
                                        Manager

                                     By:  BCIA NEW ENGLAND HOLDINGS MANAGER LLC,
                                          a Delaware limited liability company,
                                          its Manager

                                       By:  BCIA NEW ENGLAND HOLDINGS MANAGER
                                            CORP., a Delaware corporation, its
                                            Manager


                                            By: /s/ Karl W. Weller
                                               ------------------------------
                                               Karl W. Weller
                                               Executive Vice President


                                   TENANT:

                                   PSW TECHNOLOGIES, INC., a Delaware
                                   corporation



                                   By: /s/ Timothy D. Webb
                                      ----------------------------------
                                      Name: Timothy D. Webb
                                      Title: President & CEO

                                   EXHIBIT A
                           Location Plan of Premises

                                   EXHIBIT B
                             Site Plan of Building

                                   EXHIBIT C
                           Commencement Date Letter



                                            _______________, 1999

[Name of Contact]
[Name of Tenant]
[Address of Tenant]

     RE:  [Name of Tenant]
          [Premises Rentable Area and Floor]
          [Address of Building]

Dear [Name of Contact]:

     Reference is made to that certain Lease, dated as of             ,1999,
between [Landlord], as Landlord and [Tenant] as Tenant, with respect to Premises on the ___________ floor of the above-referenced building. In accordance with
Section 4.1 of the Lease, this is to confirm that the Commencement Date of the Term of the Lease occurred on ___________________________, and that the Term of the Lease shall expire on ________________________________.

     If the foregoing is in accordance with your understanding, kindly execute the enclosed duplicate of this letter, and return the same to us.

                                        Very truly yours,

                                        [Landlord]


                                        By:__________________________________
                                           Name: __________________________
                                           Title: _________________________

Accepted and Agreed:

[Tenant]


By:____________________________
    Name:______________________
    Title:_____________________
    Date:______________________

                                   EXHIBIT D
                              Operating Expenses


Operating Expenses shall include the following, without limitation:

     1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, including, without limitation, day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

     2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

     3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

     4. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Greater Boston area for similar properties, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Property.

     5. Premiums for insurance against damage or loss to the Property from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

     6. If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably
                                       ----
          determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

     7. Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Property and not paid for directly by tenants.

     8. Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.

     9. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

     In no event shall Operating Expenses include:

     1. Cost of repairs or other work occasioned by the exercise of right of eminent domain;

     2. Leasing commissions, attorneys' fees, costs and disbursements and other expenses which are incurred in connection with negotiations or disputes with tenants, other occupants or prospective tenants;

     3.   Depreciation and amortization;

     4. Ground rents, principal payments, or any interest expense on any loans secured by mortgages placed upon the Building and underlying land (or a leasehold interest therein);

     5. Any particular items and services for which Tenant otherwise reimburses Landlord by direct payment over and above Basic Rent and Operating Expenses;

     6.   Advertising and promotional expenditures;

     7. Any costs, fines or penalties incurred due to violations by Landlord of any governmental law, ordinance, rule or authority; and

     8. Any expense for which Landlord is compensated through proceeds of insurance.

                                   EXHIBIT E
                       Rules and Regulations of Building


     The following regulations are generally applicable:

     1. If the Building is occupied by more than one tenant, the public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

     2. If the Building is occupied by more than one tenant, no awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains. blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

     3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor, if the Building is occupied by more than one tenant, displayed through interior windows into the atrium of the Building, nor placed in the halls, corridors or vestibules, provided that show cases or articles may be displayed through interior windows into the atrium of the Building (if any) with Landlord's prior written approval, such approval not to be unreasonably withheld or delayed so long as such display does not adverse affect the aesthetic integrity of the Building.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

     5. Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

     6. Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

     7. Landlord reserves the right to exclude from the Building after business hours and at all hours on days other than Business Days all persons connected with or calling upon the Tenant who are not escorted in the Building by an employee of Tenant.

          Tenant shall be responsible for all persons to whom it allows access and shall be liable to the Landlord for all wrongful acts of such persons.

     8. The requirements of Tenant will be attended to only upon application at the Building Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

     9. There shall not be used in any space in the Building, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

     11. If the Building is occupied by more than one tenant, no tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

     12. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     13. No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord.

     14. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

     15. The rules and regulations set forth in Attachment I to this Exhibit, which is by this reference made a part hereof ,are applicable to any Alterations being undertaken by or for Tenant in the Premises pursuant to Section 5.2 of the Lease:

                           Attachment I to Exhibit E
                 Rules and Regulations for Tenant Alterations
                  --------------------------------------------

     A.   General
          -------

     1. All Alterations made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord.

     2. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, complete plans for the Alterations, with full details and specifications for all of the Alterations, in compliance with Section D below.

     3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

     4. No work shall be permitted to commence before Tenant obtains and furnishes to Landlord copies of all necessary licenses and permits from all governmental authorities having jurisdiction.

     5. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal business hours, and Tenant shall provide Agent with at least 24 hours' notice prior to proceeding with such work.

     6. All inquiries, submissions, approvals and all other matters shall be processed through Agent.

     7. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection.

     B.   Prior to Commencement of Work
          -----------------------------

     1. Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

               (i) A list of Tenant's contractors and/or subcontractors for Landlord's approval.

               (ii) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

               (iii)  A properly executed building permit application form.

               (iv) Four executed copies of the Insurance Requirements Agreement in the form attached to this Exhibit as Attachment II and made a part hereof from Tenant's contractor and, if requested by Landlord, from the contractor's subcontractors.

               (v) Contractor's and subcontractor's insurance certificates, including an indemnity in accordance with the Insurance Requirements Agreement.

     2.   Landlord will return the following to Tenant:

               (i) Two sets of plans approved or a disapproved with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental authorities).

               (ii) Two fully executed copies of the Insurance Requirements Agreement.

     3. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any Alterations shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

     4. Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

     C.   Requirements and Procedures
          ---------------------------

     1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

     2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing, operating or maintaining the Building. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

     3. Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

     4. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's representative. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision.

     5.   Tenant's contractor shall:

               (i) have a superintendent or foreman on the Premises at all times;

               (ii) police the job at all times, continually keeping the Premises orderly;

               (iii) maintain cleanliness and protection of all areas, including elevators and lobbies.

               (iv) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

               (v) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

               (vi)   avoid the disturbance of other tenants.

     6. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

     7. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

     8. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

     9. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

     10. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

     11. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

D.   Standards for Plans and Specifications.
     --------------------------------------

     Whenever Tenant shall be required by the terms of the Lease (including this Exhibit) to submit plans to Landlord in connection with any Alterations, such plans shall include at least the following:

     1. Floor plan indicating location of partitions and doors (details required of partition and door types).

     2. Location of standard electrical convenience outlets and telephone outlets.

     3.   Location and details of special electrical outlets; e.g.,
                                                              ----
photocopiers, etc.

     4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

     5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

     6. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

     7. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

     8. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

     9. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

     10. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

     11.  Location and weights of storage files.

     12.  Location of any special soundproofing requirements.

     13. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

     14. All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant's Plans.

     15. All drawings to be uniform size (30" x 46") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

     16. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

                          Attachment II to Exhibit E
                      Contractor's Insurance Requirements
                      -----------------------------------

Building:

Landlord:

Tenant:

Premises:

The undersigned contractor or subcontractor ("Contractor") has been hired by the tenant named above (hereinafter called "Tenant") of the Building named above (or by Tenant's contractor) to perform certain work ("Work") for Tenant in the Premises identified above. Contractor and Tenant have requested the landlord named above ("Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work, and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

     1. Contractor agrees to indemnify and save harmless Landlord and its respective officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

     2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

          (a) Workmen's Compensation and Employers, Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

                                     EII-1

          (b) Comprehensive General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

               Personal Injury:

               $3,000,000 per person
               $10,000,000 per
               occurrence

               Property Damage:
               $3,000,000 per occurrence $3,000,000 aggregate

          (c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

               Bodily Injury:
               $1,000,000 per person
               $1,000,000 per occurrence

               Property Damage:
               $1,000,000 per occurrence

     Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

     3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

          (a) Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

          (b) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

                                     EII-2

     Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.


     Agreed to and executed this day of          , 19  .

                              Contractor:

                              By:____________________________________________


                              By:____________________________________________


                              By:____________________________________________

                                     E-13